Exhibit 10.1

SECOND AMENDMENT

TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of September 21, 2022 (the “Amendment Effective Date”), is entered into by and among Banco Santander S.A. (“Santander”), Kyndryl, Inc., a Delaware corporation (“Kyndryl”), and Kyndryl Holdings Inc., a Delaware corporation (“Parent”). This Amendment amends that certain Amended and Restated Receivables Purchase Agreement, dated as of October 28, 2021, as amended by the First Amendment to Amended and Restated Receivables Purchase Agreement dated January 26, 2022 (the “Agreement”), among, inter alia, Kyndryl, Santander, and solely for purposes of Section 13.19 thereof, Parent.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

A.Defined Terms.  All initially capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Agreement, as amended hereby.

B.Amendments to the Agreement.  The Agreement is hereby amended as follows:

1.In Section 2.2 of the Agreement (Purchase and Sale), subsection (c) is hereby amended by the deleting the phrase “owing by an Obligor (Committed)”.

2.In Section 2.4 of the Agreement (Settlement; Certain Collection Matters; Obligor Notices), clause (A) of subsection (a) is hereby deleted in its entirety and replaced with the following:

(A) the total amount of Purchased Collections (in each applicable currency) received by or on behalf of Kyndryl, any other Seller, or any Affiliate, agent or representative of any of them, that were not included in any prior Reconciliation Report and that were so received on or prior to the fifth Business Day preceding such Reconciliation Date and

3.In Section 6.1 of the Agreement, subsection (a) is hereby amended by adding the following at the conclusion thereof:

(xxv) only in relation to Obligors (Uncommitted): i) the face amount of such Designated Receivables owed by the Obligor is at least equal to 3,000 USD in aggregate; ii) payment of such Designated Receivable is not made by a letter of credit.

4.Subsection 11.1(l) is hereby deleted and replaced in its entirety with the following:

(i) at any time after the Spin-Off Date, the long-term unsecured indebtedness credit rating of Parent is not at least BBB- or Baa3, as applicable, by S&P or Moody’s (for the avoidance of doubt, it is not a Purchaser Termination Event if either S&P or Moody’s long-term unsecured indebtedness credit rating of Parent is at least BBB- or Baa3, as applicable);

or (ii) at any time, the Parent at such time has no long-term unsecured indebtedness credit rating by S&P or Moody’s (for the avoidance of doubt, it is not a Purchaser Termination Event if either S&P or Moody’s provides a long-term unsecured indebtedness credit rating of the Parent).

5.The first paragraph of Section 13.16 of the Agreement (Amendments) is hereby deleted in its entirety and replaced with the following:

13.16 Amendments. Neither this Agreement nor any provision hereof may be amended, waived or discharged unless in a writing agreed by the Purchaser and Kyndryl; provided that (a) the Seller Schedule, Seller Accounts, Obligor Schedule, Performance Triggers and the definition of Facility Limit may be amended or otherwise modified from time to time by mutual consent delivered by each of Kyndryl and Purchaser through an exchange of emails among any one of the persons for each such party listed on Schedule 1 and (b) each of Schedule 1 (Addresses for Notices) and the Purchaser Accounts may be amended or otherwise modified from time to time by delivery of an email by either party (with respect to itself only and, in the case of Purchaser, its accounts) to the other party via email to any of the persons listed for such other party on Schedule 1. Any amendment will be effective (to the extent permitted by Applicable Law) with respect to all of the parties’ respective Affiliates that have entered into Participation Agreements without the additional requirement of any express written acknowledgement and/or acceptance by such Affiliates of the terms of such amendment, and shall take precedence over any conflicting terms in any Participation Agreement.

6.In Appendix A to the Agreement (Certain Defined Terms), the following defined terms are hereby deleted in their entirety and replaced with the definitions set forth below:

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Madrid are authorized or required by law to remain closed, and with respect to any payments in a specific currency, any other day on which such specific currency is not authorized to be traded.

“Expected Reconciliation Date” means, with respect to any Designated Receivable,  the Reconciliation Date first occurring at least five (5) Business Days after the Expected Payment Date for such Designated Receivable (or such earlier date as the parties may otherwise agree, but any use of an earlier date will not set a course of dealing in any respect).

“Facility Limit” means 1,000,000,000.

“Reconciliation Date” means, for each calendar month as of the Amendment  Effective Date, the twentieth (20th) day of each calendar month; provided, if such day is not a Business Day, the next

Business Day

7.In Appendix A to the Agreement (Certain Defined Terms),  the following shall be added at the end of the definition of “Initial Performance Trigger”:

“Each Initial Performance Trigger shall be measured as of the Business Day before the first Cut off Date of each calendar month.”

8.In Appendix A to the Agreement (Certain Defined Terms) the following new defined term is hereby added:

9.First paragraph of Section 2 in Schedule 5 of the Agreement (Receivables Portfolio Performance Triggers) is hereby deleted in its entirety and replaced with the following:

“Performance Triggers above, will be computed and measured as of the Business Day before the first Cut off Date of each calendar month and will be tested on a rolling 3 month basis.”

10.The Parties agree that from the Amendment Effective Date, any reference to US Dollar LIBOR for any relevant period commencing on or after the date hereof shall instead be read as a reference to the term SOFR reference rate administered by the CME Group Benchmark Administration Limited (CBA) (or any other Person that takes over the administration of such benchmark rate) for such period as Santander, acting reasonably, may consider most appropriate.

C.Representations and Warranties.  Each of Parent and Kyndryl hereby represents and warrants as of the Amendment Effective Date as follows:

1.Both immediately before and immediately after giving effect to this Amendment, the representations and warranties set forth in the Agreement and each other Transaction Document (including, without limitation, each Participation Agreement executed on or prior to the date hereof) are true and correct on and as of the date hereof, as though made on the date hereof (except to the extent that such representations and warranties expressly relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

2.To the extent that notice to or the consent, acceptance, acknowledgement or approval of any Seller (other than Kyndryl) is required pursuant to the applicable Participation Agreement to which it is party to effectuate any amendment to or modification of the Agreement, as incorporated by reference into such Participation Agreement, such Seller has received such notice or provided such consent, acceptance, acknowledgement or approval (collectively, the “Required Consents”) and Kyndryl is executing this Agreement on behalf of itself and each such other Seller. Kyndryl will provide a copy of this Agreement to each other Seller (whether or not consent hereto is required by any such other Seller).

3.Both immediately before and immediately after giving effect to this Amendment, the representations and warranties set forth in subsections (b) though (i) of Section 6.1 of the Agreement are true and correct with respect to Parent in connection with its obligations under Section 13.19 of the Agreement, as if each reference in such representations and warranties to “Seller” were a reference to “Parent” for purposes hereof.

4.Each of Parent, Kyndryl and each other Seller has the organizational power and authority to execute (if applicable) and be bound by the terms and provisions of this Amendment (and any applicable Required Consent to which  any other Seller is a signatory) and each of them has taken all necessary organizational action to authorize and approve the execution and delivery (to the extent applicable) and performance of this Amendment and the Agreement, as amended hereby (and, in the case of each Seller other than Kyndryl, as the Agreement, as amended hereby, is incorporated into the Participation Agreement to which it is a party), and the foregoing constitutes the legal, valid, and binding obligation of such party, enforceable against such party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity.

5.No Triggering Event, Purchaser Termination Event, or event that with the giving of notice, or lapse of time or both would give rise to a Triggering Event or Purchaser Termination Event has occurred, in each such case, both immediately before and immediately after giving effect to this Amendment.

6.No Insolvency Event has occurred with respect to Parent, Kyndryl or any other Seller.

D.Additional Terms. The parties hereto further agree to the following terms.

1.This Amendment shall be effective solely for the specific purpose for which it is given and shall not create a course of dealing between the parties in any respect. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a waiver of, consent to, or a modification or amendment of, any right, power, or remedy of Purchaser under the Agreement, any Participation Agreement, or any other Transaction Document.  Except for the amendments to the Agreement expressly set forth herein (and as the Agreement, as amended hereby, is incorporated by reference into each Participation Agreement), the Agreement, each Participation Agreement and each other Transaction Document shall remain unchanged and in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

2.Upon and after the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Agreement, and each reference in any Participation Agreement or any other Transaction Document to “the Receivables Purchase Agreement”, “the Amended and Restated Receivables Purchase Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Agreement, shall mean and be a reference to the Agreement as modified and amended hereby.

3.This Amendment, and the terms and provisions hereof, the Agreement (as amended hereby) and the other Transaction Documents (after giving effect to this Amendment) constitute the entire understanding and agreement between the parties hereto or thereto with respect to the subject matter hereof and thereof and supersede any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.  The terms and provisions of this Amendment shall prevail over any conflicting terms of any other Transaction Document.

4.Each of Parent and Kyndryl, on behalf of itself and each other Seller, hereby (i)  reaffirms its obligations under each Transaction Document to which it is a party after giving effect to the terms and provisions of this Amendment and (ii) ratifies and reaffirms the validity, enforceability, perfection and first priority ownership interest of the Purchaser in, to and under each Purchased Receivable transferred pursuant to the Agreement or any Participation Agreement, as applicable.

5.If any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.SECTIONS 13.9, 13.10 AND 13.11 OF THE AGREEMENT (GOVERNING LAW, SUBMISSION TO JURISDICTION AND WAIVER OF JURY TRIAL) ARE HEREBY INCORPORATED HEREIN MUTATIS MUTANDIS AS IF SET FORTH IN FULL HEREIN.

7.This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or other electronic method of transmission shall be equally effective as delivery of an original executed counterpart of this Amendment.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

BANCO SANTANDER S.A., as Purchaser

By:	/s/ Antia Martinez
Name:	Antia Martinez
Title:	Authorized Signor

By:	/s/ Ignacio Frutos
Name:	Ignacio Frutos
Title:	Authorized Signor

Signature Page to Second Amendment to Amended and Restated Receivables Purchase Agreement

KYNDRYL, INC., as Seller

By:	/s/ Evan Barth
Name:	Evan Barth
Title:	VP, Associate General Counsel and Assistant Corporate Secretary

Kyndryl Holdings Inc., solely for purposes of Section 13.19 of the Receivables Purchase Agreement, as Parent

By:	/s/ Evan Barth
Name:	Evan Barth
Title:	VP, Associate General Counsel and Assistant Corporate Secretary